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Laureate Education, Inc.
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SEPARATION AGREEMENT AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) dated July 11, 2017 (the “Agreement Date”), is by and between Timothy F. Daniels (“Executive”) and Laureate Education, Inc. (together with its successors and assigns, the “Company” or “Laureate”, and together with Executive, a “Party”).
WHEREAS, Executive is employed by the Company on an “at-will” basis and has been on assignment working in London pursuant to an International Letter of Assignment dated November 15, 2015 (the “Assignment Letter”);
WHEREAS, the Company and Executive now desire to set forth the terms and conditions of Executive’s continued employment through and termination of employment with the Company on December 31, 2017, or such earlier date determined by the Company (the effective date Executive’s employment terminates shall be referred to as the “Separation Date”); and
WHEREAS, the Parties desire and intend to fully settle, release, and resolve any and all claims arising out of or relating in any way to Executive’s employment or termination of employment with the Company, on the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the releases, promises, covenants, understandings, obligations, and agreements contained herein, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
1.Separation from Employment.
a.Separation Date; Resignations. From the Agreement Date through the Separation Date, Executive will continue to perform services faithfully in the position of CEO EMEAA reporting to Mr. Douglas Becker, the Company’s Chairman/CEO. Effective as of the Separation Date, Executive’s employment with the Company will terminate and Executive will resign as an officer of the Company and as an officer and/or director, as applicable, of all of its affiliated entities. Following the Separation Date, Executive shall have no role or relationship with the Company except as provided in Section 11 below. The Company will pay Executive his regular

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base salary, at an annualized rate of 600,000 USD, through the Separation Date and will pay Executive, in the first payroll cycle following the Separation Date, for any unused vacation accrued through the Separation Date. The Company will also promptly pay, or reimburse Executive for, reasonable business expenses incurred prior to the Separation Date, pursuant to the Company’s expense reimbursement policy.
b.Benefits. The Company will continue to provide the benefits outlined in the Assignment Letter under the headings “Benefits, Vacation and Holidays”, “Housing and Utilities”, “Goods and Services”, “Transportation”, “Club Membership”, “Home Leave”, “Non-Accompanying Dependent Travel”, and “Compassionate Leave”, in each case through the Separation Date. To the extent that Executive is currently participating in the Company’s group health, welfare benefit and/or retirement plans, Executive’s participation as an employee will continue until the Separation Date, when it will end. After that, to the extent provided by the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), Executive will be eligible to continue his group health coverage at his own expense. Executive will receive a separate notice explaining his right to continuation of his group health coverage under COBRA.
2.Separation Benefits. Provided that Executive (i) timely executes this Agreement, (ii) does not timely revoke this Agreement, (iii) executes a supplemental release of claims in substantially the form attached to this Agreement (the “Second Release”) on, or within 15 days following, the Separation Date, (iv) does not timely revoke the Second Release, and (v) has not committed a material breach of this Agreement or (other than in connection with carrying out his duties for the Company while employed, in good faith) acted in a manner (or failed to take action) that has caused, or should reasonably be expected to cause, significant harm to the Company and that has remained uncured for fifteen (15) days after the Company delivers written notice to Executive describing the breach, action, or inaction in reasonable detail and requesting cure, the Company will provide Executive with the following payments and benefits to which he was not otherwise entitled (the “Separation Benefits”):
a.A separation payment equal to 600,000 USD, less applicable taxes and withholdings, payable in a single lump sum on the Company’s first regular payroll date that follows

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the “Second Release Effective Date” (as defined in the Second Release), and in no event later than March 15, 2018, provided that the Second Release Effective Date occurs before such date.
b.An amount equal to Executive’s 2017 annual bonus (with a total target amount of $600,000) paid at target for the corporate performance component (80%) and with the individual performance component (20%) subject to attainment of individual performance goals, as determined in good faith by the Company’s Chairman/CEO, less applicable taxes and withholdings, payable in a single lump sum in the Company’s payroll on the first regular payroll date that follows the Second Release Effective Date, and in no event later than March 15, 2018, provided that the Second Release Effective Date occurs before such date.
c.An amount equal to Executive’s 2016 performance year long term bonus (“LTB”) of 267,910 USD, less applicable taxes and withholdings, payable in a single lump sum in the Company’s payroll on the first regular payroll date that follows the Second Release Effective Date, and in no event later than March 15, 2018, provided that the Second Release Effective Date occurs before such date.
d.An amount equal to 300,000 USD, less applicable taxes and withholdings, if the Company’s Chairman/CEO determines in good faith that the EMEAA EBITDA target is achieved at no less than 98% for the 2017 performance year LTB, subject to such adjustments specific to EMEAA EBITDA as the Company’s Chairman/CEO may deem appropriate, in his reasonable discretion, based on EMEAA’s 2017 regional performance, payable in a single lump sum in the Company’s payroll on the first regular payroll date that follows the Second Release Effective Date, and in no event later than March 15, 2018, provided that the Second Release Effective Date occurs before such date.
e.An additional payment in connection with Executive’s assistance in the Company’s divestiture of certain assets (“Project Bridge”):

i.
In an amount equal to 250,000 USD, less applicable taxes and withholdings, payable in 2018, if, the Company receives at least 300,000,000 USD in net proceeds from Project Bridge on or before June 30, 2018;

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ii.
or, in an amount up to 250,000 USD (as determined by the Company’s Chairman/CEO in his sole, subjective, discretion) if the Company receives less than 300,000,000 USD in net proceeds but deems Project Bridge a success and determines that Executive played a significant role in maintaining operational stability and assisting in the divestiture process.

in either case, payable on the first regular payroll date that follows the Second Release Effective Date, and in no event later than July 15, 2018, provided that the Second Release Effective Date occurs before such date.
f.The Company will pay and arrange for relocation of Executive and his spouse including air travel, return shipment of belongings and household goods (including Executive’s canine), two (2) weeks temporary living expenses in London, United Kingdom, removal of items in permanent storage, and other reasonable miscellaneous expenses incurred in Executive’s return move to the United States. Relocation support will also a miscellaneous relocation expense allowance of USD 10,000. Amounts paid under this Section 2f will be tax equalized in accordance with 2g.
g.The tax equalization and tax preparation assistance described under the heading "Taxes" in the Assignment Letter will continue to apply for as long as it takes to resolve any international assignment related tax issues arising from Executive’s employment by, or compensation from, Laureate. Any liabilities between Executive and Laureate will be determined and settled in accordance with Laureate’s tax equalization methods in a manner consistent with Laureate and the Executive’s past practice while Executive has been on international assignment.

3.Equity. Executive will continue to vest in his outstanding equity grants consistent with the terms and conditions of the Company’s 2013 Long-Term Inventive Plan (as amended from time to time, the “2013 Plan”) and applicable grant agreements (collectively the “Equity Documents”) as an employee through the Separation Date. Notwithstanding anything to the contrary in the Equity Documents, if the Company terminates Executive’s employment before December

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31, 2017 other than for Cause (as such term is defined in the Equity Documents) and provided Executive is not found to have materially breached this Agreement, the Company will recommend to the Compensation Committee of its Board of Directors (the “Committee”) that the Company accelerate the vesting of Executive’s unvested PSUs and stock options so that the number of such PSUs and stock options that otherwise would have vested had Executive remained employed through December 31, 2017 will become vested effective as of the date of such termination of employment (the “Accelerated Vesting”). Executive acknowledges and agrees that approval of the Accelerated Vesting will be determined by the Committee in its sole discretion as Administrator of the 2013 Plan. The following summarizes the effect of the termination of Executive’s employment pursuant to this Agreement on Executive’s remaining equity compensation grants under the Company’s 2013 Long-Term Incentive Plan:
a.Performance Share Units. Pursuant to Executive’s Performance Share Unit (“PSU”) grant dated October 2, 2013, if Executive remains continuously employed through December 31, 2017 or if the Committee approves the Accelerated Vesting, up to 8,692 PSUs remain eligible to become vested based on the Compensation Committee’s determination of performance for the 2017 fiscal year, which determination will be made in 2018. If Executive’s employment is terminated by the Company for Cause, or by him voluntarily, prior to December 31, 2017, such PSUs will be immediately forfeited and of no further effect. All unvested PSUs held by Executive, including the PSUs granted to Executive by agreement dated October 25, 2016, will be forfeited and of no further effect on the Separation Date.
b.Restricted Stock Units. Pursuant to Executive’s Restricted Stock Unit grant dated October 25, 2016, all RSUs that are subject to that grant will be forfeited and of no further effect on the Separation Date.
c.Stock Option. Pursuant to Executive’s Stock Option Agreement dated October 2, 2013 (the “Option”), reflecting Executive’s Option to purchase up to 192,307 shares at an exercise price of 23.20 USD per share (adjusted for the repricing effective June 17, 2016), if Executive remains continuously employed through December 31, 2017, or the Committee approves the Accelerated Vesting, Executive will become vested in an additional 27,474 time-vested Option

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shares on December 31, 2017, and will remain eligible to become vested in up to an additional 10,989 performance-vested Option shares based on the Compensation Committee’s determination of performance for the 2017 fiscal year, which determination will be made in 2018 (the “2017 Performance Tranche”). Except as set forth in the final sentence of this Section 3c, the 2017 Performance Tranche will remain outstanding until the Administrator determines whether the applicable Equity Value Target has been achieved and will become vested and exercisable if and when the Administrator determines that the applicable Equity Value Target has been achieved and will be forfeited without becoming vested on the date the Administrator determines that the Applicable Equity Value Target has not been achieved. Executive will have until the 90th day after the Separation Date, or solely with respect to the 2017 Performance Tranche, the 90th day after the date on which the Administrator determines whether or not the applicable Equity Value Target has been achieved, as applicable, to exercise the Option to purchase shares, on which day the Option will expire and be of no further effect. If Executive’s employment is terminated by the Company for Cause, or by him voluntarily, prior to December 31, 2017, all unvested Option shares will be immediately forfeited and of no further effect.
d.All equity grants described herein reflect the Company’s 4 to 1 reverse stock split in January 2017.
4.Tax Matters.
a.Withholding. The Company will withhold required federal, state, local and foreign taxes from any and all payments contemplated by this Agreement and make all tax reporting it determines it should make based on this Agreement.
b.Section 409A. The Company intends that this Agreement complies with or satisfies an exemption from application of Section 409A of the Internal Revenue Code of 1986, as amended, and the applicable guidance thereunder (“Section 409A”). The preceding provision, however, shall not be construed as a guarantee by the Company of any particular tax effect to Executive under this Agreement. For purposes of Section 409A, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. The reimbursement of expenses or provision of in-kind benefits pursuant to this Agreement shall be

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subject to the following conditions: (1) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year; (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit. If a payment obligation under this Agreement or other compensation arrangement arises on account of Executive’s separation from service while Executive is a “specified employee” (as defined under Section 409A), any payment of “deferred compensation” (as defined under Treasury Regulation Section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation Sections 1.409A-1(b)(3) through (b)(12)) that is scheduled to be paid within six (6) months after such separation from service shall accrue without interest and shall be paid within 15 days after the end of the six-month period beginning on the date of such separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of Executive’s estate following his death. Tax equalization payments, if any, will be made no later than the end of the second taxable year of Executive beginning after the taxable year in which his U.S. Federal income tax return is required to be filed (including any extensions) for the year to which the compensation subject to the tax equalization payment relates, or, if later, the second taxable year of Executive beginning after the latest such taxable year in which his foreign tax return or payment is required to be filed or made for the year to which the compensation subject to the tax equalization payment relates. If any Separation Benefits are considered “deferred compensation” subject to Section 409A and the period to consider and revoke the Second Release spans two tax years, the Separation Benefits will be paid in the second tax year regardless of when it becomes effective (so long as it does become effective).
c.Responsibility for Taxes. Other than the Company’s obligation and right to withhold federal, state and local taxes and to pay the employer portion of FICA, and its tax equalization obligations, Executive will be responsible for any and all taxes, interest, and penalties that may be imposed with respect to payments contemplated by this Agreement (including, but not limited to, those imposed under Section 409A).

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5.Acknowledgments. Executive acknowledges and agrees that the Separation Benefits exceed any payment, benefit, or other thing of value to which Executive might otherwise be entitled under any policy, plan, or procedure of the Company or under applicable law. Executive acknowledges and agrees that the payments and benefits set forth in this Agreement constitute the entirety of the compensation and benefits of any nature due to Executive by the Company. Executive specifically acknowledges and agrees that, in exchange for the Separation Benefits provided pursuant to this Agreement, Executive waives and relinquishes, to the extent set forth in Section 6, any claim or right to any payment or any other benefit (if any) due or provided pursuant to his employment with the Company. For the avoidance of doubt, Executive specifically acknowledges and agrees that Executive does not dispute the wages that have been paid to Executive and that, other than as provided in this Agreement, no other compensation, salary, bonus payments, severance payments, equity, debt or option grants, or any other amounts are due and owing to Executive from the Company, either in connection with Executive’s employment or otherwise, or pursuant to any other agreement or arrangement.
6.General Release of All Claims.
a.General Release. “Executive” (defined for the purpose of this Section as Executive and Executive’s agents, representatives, attorneys, assigns, heirs, executors, and administrators) fully and unconditionally releases the “Released Parties” (hereby defined as the Company and any of its parents, equity holders, affiliates, subsidiaries, predecessors, successors, and assigns, and any of its past or present employees, officers, partners, members, managers, portfolio companies, trustees, investors, agents, insurers, attorneys, administrators, officials, directors, shareholders, divisions, employee benefit plans, and the sponsors, fiduciaries, or administrators of employee benefit plans) from, and agrees not to bring any action, proceeding or suit against any of the Released Parties regarding, any and all known or unknown claims, causes of action, liabilities, damages, fees, or remunerations of any sort, arising out of or in any way related to events, acts, conduct, or omissions occurring at any time up to and including the Effective Date, including but not limited to claims:

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i.arising out of or in any way related to Executive’s employment with from the Company, or termination of that employment or Executive’s equity interests in the Company; and/or
ii.for violation of any written or unwritten contract, agreement, policy, benefit plan, retirement or pension plan, equity incentive or option plan or agreement with the Company, or covenant of any kind, or failure to pay wages, bonuses, employee benefits, other compensation, attorneys’ fees, damages, or any other remuneration; and/or
iii.for discrimination, harassment, or retaliation on the basis of any characteristic protected under applicable law, including but not limited to race, color, national origin, sex, sexual orientation, religion, immigration status, disability, marital or parental status, age, union activity or other protected activity; and/or
iv.for violation of, or denial of protection or benefits under, any statute, ordinance, employee order, or regulation, including but not limited to claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993 (“FMLA”), the Workers’ Adjustment and Retraining Notification, the Employee Retirement Income Security Act of 1974, the Equal Pay Act, the National Labor Relations Act (the “NLRA”), the Rehabilitation Act of 1973, Sections 1981 through 1988 of Title 42 of the United States Code, the Genetic Information Nondiscrimination Act, Maryland’s anti-discrimination statute (MD. CODE ANN., STATE GOV’T §§ 20-101 to 20-1203), the Maryland Constitution, each as may have been amended, or any other federal, state or local law, statute, ordinance, or any other federal, state or local statute, ordinance, or regulation regarding employment, termination of employment, wage and hour issues, discrimination, harassment, retaliation, or other employment-related matter; and/or
v.for violation of any public policy or common law of any state relating to employment or personal injury, including but not limited to claims for wrongful discharge, defamation, invasion of privacy, infliction of emotional distress, fraud, negligence, or interference with contract; and/or

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vi.for any breach of fiduciary duty, or implied duty of good faith, or any other similar duty or obligation, or any matter related to Executive’s employment with the Company.
b.ADEA Waiver and Effective Date. Executive acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA, and that the consideration given to him for the waiver and release in this Agreement is in addition to anything of value to which he was already entitled. Executive further acknowledges that he has been advised by this writing, as required by the ADEA and the Older Workers Benefit Protection Act, that: (a) his waiver and release does not apply to any rights or claims that may arise after the date he signs this Agreement; (b) he should consult with an attorney prior to signing this Agreement (although he may voluntarily decide not to do so); (c) he has twenty-one (21) days to consider this Agreement (although he may choose voluntarily to sign this Agreement sooner); (d) he has seven (7) days following the date he executes this Agreement to revoke this Agreement; (e) this Agreement will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after Executive signs this Agreement provided that he does not revoke it (the “Effective Date”). If Executive revokes this Agreement before the Effective Date, Executive will not be entitled to the Separation Benefits under this Agreement. Nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.
c.Excluded Claims. Notwithstanding the broad scope of the general release, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification or advancement that Executive may have pursuant to any written indemnification agreement with the Company or any of its affiliates to which Executive is a party, or the charter, bylaws, or operating agreements of the Company or any of its affiliates, or under applicable law; (ii) any rights that, as a matter of law, whether by statute or otherwise, may not be waived, such as claims for workers’ compensation benefits or unemployment insurance benefits; however, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on any Excluded Claims in which any of the Released

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Parties is a party; (iii) any rights to welfare, retirement, 401(k), vacation pay, COBRA, or pension benefits that Executive or his beneficiaries may have; and (iv) any rights arising under, or preserved by, this Agreement. In addition, nothing in this Agreement prevents Executive from filing a charge or complaint, reporting to, cooperating with, communicating with, or participating in any proceeding before the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the United States Department of Labor, the National Labor Relations Board, or other similar state or local agency (the “Government Agencies”), or from exercising any rights pursuant to Section 7 of the NLRA, or from taking any action protected under the whistleblower provisions of any federal securities law (all the activities described in this sentence being “Protected Activities”), none of which activities shall constitute a breach of the release, cooperation, non-disparagement or confidentiality clauses of this Agreement. Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any Parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement.
d.Representations. By his signature below, Executive represents that: (a) the consideration given to him in exchange for the waiver and release in this Agreement is in addition to anything of value to which he was already entitled; (b) Executive has been provided by the Company all wages, severance, vacation, benefits, commissions, bonuses, expense reimbursements, or other amounts owed to Executive by the Company, other than amounts and other benefits to which he has a right under the terms of this Agreement and that have not yet been provided; (c) Executive has not been denied any request for leave to which he believes he was legally entitled, and Executive was not otherwise deprived of any of his rights under the FMLA or any similar state or local statute; (d) Executive is knowingly and voluntarily executing this Agreement waiving and releasing any claims he may have as of the date he executes it; and (e) he has not assigned or

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transferred, or purported to assign or transfer, to any person, entity, or individual whatsoever, any of the Released Claims. Executive affirms that he has not filed or caused to be filed, and is not presently a party to, a Released Claim against any of the Released Parties. Executive further affirms that he has no known workplace injuries or occupational diseases for which Executive has not already filed a claim. Executive represents and warrants that he has not willfully engaged in conduct that would constitute fraud or material dishonesty with respect to his job duties for the Company.
e.The Company represents as of the date hereof that none of Douglas L. Becker , Eilif Serck-Hanssen, Robert Zentz, nor Ricardo Berckemeyer is currently aware of any claim that the Company, or any other Released Party, may have against Executive that arises out of or in any way relates to events, acts, conduct, or omissions occurring at any time up to and including the Effective Date, other than claims or rights arising under, or expressly preserved by, this Agreement.
7.Post-Termination Obligations. Executive acknowledges and agrees that the post-employment obligations and restrictions in the Confidentiality, Non-Competition and Non-Solicit Agreement by and between the Company and the Executive (“Confidentiality Agreement”) remain in effect and Executive hereby agrees to comply with such obligations and restrictions. In addition, Executive will continue to be subject to the restrictions of the Management Stockholder’s Agreements dated October 25, 2016 and October 2, 2013, and to Executive’s lock-up letter agreement dated January 1, 2017, with Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, and Barclays Capital Inc. There shall be no contractual or similar restrictions on Executive’s post-employment activities other than those set forth in the documents referred to in this Section 7, those set forth elsewhere in this Agreement.
8.Return of Company Material. Executive agrees that he has returned, or will return to the Company not later than fifteen (15) days after the Separation Date, or will (in the case of documents, electronic files, and the like) destroy not later than fifteen (15) days after the Separation Date, all Company property including, without limitation, all keys, phones, access cards, credit cards, computers, hardware, software, documents, records, policies, marketing information, design information, specification and plans, database information and lists, and any other property or information that he may have relating to the Company or reflecting or embodying its confidential

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and proprietary information. Executive agrees that he will make a diligent search to locate any such documents, property and information within the required timeframe. In addition, Executive agrees to furnish to the Company any personal computers, storage devices, media, or network/web-based storage services (including any cloud accounts) on which Company documents or work product may be stored so that the Company may recover such documents and work product and delete it from Executive’s personal property before returning such property to Executive. Executive agrees that, after the applicable timeframes noted above, he will neither use nor possess any Company property. Notwithstanding anything in this Agreement or elsewhere to the contrary, Executive and Company agree that Executive will be permitted (i) to retain his Company owned cell phone (and the phone number associated with that cell phone), tablet, and laptop, provided however, that the Company has to its satisfaction deleted or removed all Company software, documents, or work product stored thereupon any of them, and (ii) to retain, and use appropriately (e.g., not in violation of any of his post-employment restrictions), (x) his rolodex (and electronic equivalents) and (y) documents and information relating to his personal entitlements and obligations.
9.No Disparagement or Encouragement of Claims. Executive shall not (x) encourage or assist any person or entity who may file, or has filed, a lawsuit, charge, claim or complaint against the Released Parties (as defined in Section 6 above) or (y) (other than in connection with carrying out his duties for the Company while employed, in good faith) make any oral or written statement that disparages or places any of the Released Parties (including any of their respective past or present officers, employees, products or services, and policies or practices) in a false or negative light. The Company will instruct its executive officers not to make any oral or written statement that disparages or places Executive in a false or negative light. Nothing in this Agreement or elsewhere shall prevent any person or entity from engaging in Protected Activity or responding to a lawful subpoena or complying with any legal obligation; provided, if Executive receives any subpoena or becomes subject to any legal obligation that implicates this Section, Executive will provide prompt written notice of that fact to the Company to the attention of Mr. Sean Mulcahy, Vice President and Assistant General Counsel, or his successor, and enclose a copy of the subpoena and any other documents describing the legal obligation, unless the Executive is engaging in Protected Activity or such notice is prohibited by applicable law.

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10.No Admission of Liability. This Agreement does not constitute an admission by the Company that any action it took with respect to Executive was wrongful, unlawful, or susceptible of inflicting any damages or injury on Executive, and the Company specifically denies any wrongdoing. This Agreement is entered into solely to resolve fully all matters related to or arising out of Executive’s employment with and separation from the Company, and neither this Agreement nor testimony regarding its execution or implementation may be admitted or used as evidence in a subsequent proceeding of any kind, except one alleging a breach of this Agreement.
11.Cooperation. The Parties agree that certain matters in which Executive has been involved during his employment may necessitate his cooperation with the Company in the future. Accordingly, during the time that Executive is receiving payments under this Agreement, to the extent reasonably requested by the Company and subject to such reasonable conditions as Executive may reasonably establish, Executive agrees to cooperate in connection with matters arising out of his service to the Company; provided that, the Company will make reasonable efforts to minimize disruption to Executive’s other activities. The Company shall reimburse Executive for reasonable out-of-pocket expenses incurred in connection with such cooperation.
12.Confidentiality of Agreement. Except as may be specifically required by law or as reasonably necessary to enforce rights arising under, or preserved by, this Agreement, Executive will not in any manner disclose or communicate any part of this Agreement to any other person except Executive’s spouse, accountants, financial advisors, tax advisors, and/or attorneys. Before any such authorized disclosure, Executive will inform each such person to whom disclosure is to be made that every term of this Agreement is confidential and obtain such person’s agreement to maintain the confidentiality of the entire Agreement. Executive affirms that Executive has not done anything before signing this Agreement that would violate this Section. If Executive is specifically required by law to disclose any of the terms of this Agreement (other than as part of tax filings), Executive will provide prompt written notice of that fact to the Company to the attention of Mr. Sean Mulcahy, or his successor, and enclose a copy of the subpoena and any other documents describing the legal obligation, unless Executive is engaging in Protected Activity or such notice is prohibited by applicable law.

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13.Severability; Waiver. The provisions of this Agreement shall be severable such that the invalidity of any provision shall not affect the validity of other provisions; provided, however, that if a court or other binding authority holds that any release in Section 6 is illegal, void or unenforceable, Executive agrees to promptly execute a release and agreement that is legal and enforceable. The Company’s failure to insist upon strict compliance with any provision of this Agreement, or its failure to assert any right that it may have hereunder, will not be considered a waiver of such provision or right or any other provision of or right under this Agreement.
14.Governing Law; Waiver of Jury Trial; Choice of Venue. This Agreement shall be governed by and construed in accordance with the laws and judicial decisions of the State of Maryland, without regard to its principles of conflicts of laws. Notwithstanding anything in this Agreement or elsewhere to the contrary, Executive and the Company waive their respective rights to a jury trial of any claims and causes of action arising under or relating to this Agreement, and each Party agrees to have any matter or dispute arising under or relating to this Agreement heard and decided solely by a court of competent jurisdiction located in Baltimore, Maryland.
15.Contingent Separation Benefits. The Company’s continuing obligations under this Agreement are contingent upon Executive not having committed a significant uncured breach of his obligations under it, as further described in this Section 15. In the event that either (A) Executive breaches his obligations under this Agreement intentionally or as a result of Executive’s gross negligence and such breach results in harm to the Company, or (B)(i) Executive has significantly breached his obligations under this Agreement, (ii) such breach has caused, or should reasonably be expected to cause, significant harm to the Company, and (iii) such breach has not been cured on fifteen (15) days’ (which time may run concurrent with any other notice provisions of this Agreement) written notice from the Company describing such breach in reasonable detail and requesting cure, the Company may cease making any further payments, and providing any further benefits, under this Agreement.
16.Specific Performance; Further Actions. Each of the Parties agrees, upon reasonable written request, to execute any further instruments and to take any further action as may reasonably be necessary to carry out the intent of this Agreement. Executive’s obligations under this Agreement

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are of a unique character that gives them particular value; Executive’s breach of any of such obligations will result in irreparable and continuing damage to the Company. The Company will be entitled to injunctive relief and/or a decree for specific performance, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief. The prevailing party in any dispute relating to this Agreement, or the rights and obligations preserved by it, shall be entitled to full reimbursement of all costs, including reasonable attorney’s fees incurred in connection with such dispute.
17.Miscellaneous. Notwithstanding anything in this Agreement or elsewhere to the contrary, neither the Company nor any of its affiliates shall be entitled to recoup or claw back any compensation from Executive unless Executive has engaged in either (A) intentional misconduct or grossly negligent behavior (whether by omission or commission) resulting in harm to the Company, or (B) misconduct that has caused, or should reasonably be expected to cause, significant harm to the Company and that is not cured on fifteen (15) days’ written notice from the Company describing the misconduct in reasonable detail and requesting cure (which time may run concurrent with any other notice provisions of this Agreement). In the event of Executive’s death or a judicial determination of Executive’s incompetence, references in this Agreement to Executive shall be deemed, where appropriate, to be references to Executive’s estate, heir(s), beneficiar(ies), executor(s) and/or other legal representative(s). In the event of any inconsistency between the provisions under this Agreement and those of any other document, the provisions of this Agreement shall control. The Company represents that it is fully authorized, by any person or body when authorization is required, to enter into, and carry out the terms of, this Agreement and the Second Release.
18.Entire Agreement. This Agreement represents the entire agreement and understanding concerning Executive’s continued service for, and subsequent separation from, the Company. Except as provided in Section 7 above, this Agreement supersedes and replaces any and all prior agreements, understandings, discussions, negotiations, or proposals concerning the matters addressed herein and Executive’s employment with and termination from the Company. In deciding

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to sign this Agreement, neither Party has relied on any express or implied promise, statement, or representation by the other Party, whether oral or written, except as set forth herein.
To be valid and binding, this Agreement must be counter-signed by Executive, and returned to the Company, no later than August 4, 2017. Signatures delivered by facsimile (including, without limitation, by “pdf”) shall be effective for all purposes.
ACCEPTED AND AGREED BY:

“EXECUTIVE”                    “COMPANY”

TIMOTHY DANIELS                LAUREATE EDUCATION, INC.

/s/ Timothy Daniels                    /s/ Douglas L. Becker

Date: July 11, 2017                    By: Douglas L. Becker
Title: Chairman and CEO
Date: July 11, 2017

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Supplemental Release of Claims
This release of claims (“Release” or “Agreement”) is being entered into by and between Timothy F. Daniels (“Executive”) and Laureate Education, Inc. (together with its successors and assigns, the “Company” and together with Executive a “Party”) in connection with the termination of Executive’s employment with the Company under a Separation Agreement and General Release dated July 11, 2017 (the “Separation Agreement”) and as a condition for Executive receiving the “Separation Benefits” described in Section 2 of the Separation Agreement.
1.    General Release of All Claims.
a.    General Release. “Executive” (defined for the purpose of this Agreement as Executive and Executive’s agents, representatives, attorneys, assigns, heirs, executors, and administrators) fully and unconditionally releases the “Released Parties” (defined for purposes of this Agreement as the Company and any of its parents, equity holders, affiliates, subsidiaries, predecessors, successors, and assigns, and any of its past or present employees, officers, partners, members, managers, portfolio companies, trustees, investors, agents, insurers, attorneys, administrators, officials, directors, shareholders, divisions, employee benefit plans, and the sponsors, fiduciaries, or administrators of employee benefit plans) from, and agrees not to bring any action, proceeding or suit against any of the Released Parties regarding, any and all known or unknown claims, causes of action, liabilities, damages, fees, or remunerations of any sort, arising out of or in any way related to events, acts, conduct, or omissions occurring at any time up to and including the Second Release Effective Date, including but not limited to claims:
i.    arising out of or in any way related to Executive’s employment with from the Company, or termination of that employment or Executive’s equity interests in the Company; and/or
ii.    for violation of any written or unwritten contract, agreement, policy, benefit plan, retirement or pension plan, equity incentive or option plan or agreement with the Company, or covenant of any kind, or failure to pay wages, bonuses, employee benefits, other compensation, attorneys’ fees, damages, or any other remuneration; and/or

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iii.    for discrimination, harassment, or retaliation on the basis of any characteristic protected under applicable law, including but not limited to race, color, national origin, sex, sexual orientation, religion, immigration status, disability, marital or parental status, age, union activity or other protected activity; and/or
iv.    for violation of, or denial of protection or benefits under, any statute, ordinance, employee order, or regulation, including but not limited to claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993 (“FMLA”), the Workers’ Adjustment and Retraining Notification, the Employee Retirement Income Security Act of 1974, the Equal Pay Act, the National Labor Relations Act (the “NLRA”), the Rehabilitation Act of 1973, Sections 1981 through 1988 of Title 42 of the United States Code, the Genetic Information Nondiscrimination Act, Maryland’s anti-discrimination statute (MD. CODE ANN., STATE GOV’T §§ 20-101 to 20-1203), the Maryland Constitution, each as may have been amended, or any other federal, state or local law, statute, ordinance, or any other federal, state or local statute, ordinance, or regulation regarding employment, termination of employment, wage and hour issues, discrimination, harassment, retaliation, or other employment-related matter; and/or
v.    for violation of any public policy or common law of any state relating to employment or personal injury, including but not limited to claims for wrongful discharge, defamation, invasion of privacy, infliction of emotional distress, fraud, negligence, or interference with contract; and/or
vi.    for any breach of fiduciary duty, or implied duty of good faith, or any other similar duty or obligation, or any matter related to Executive’s employment with the Company.
b.    ADEA Waiver and Effective Date. Executive acknowledges that he is knowingly and voluntarily waiving and releasing any rights he may have under the ADEA, and that the consideration given to him for the waiver and release in this Agreement is in addition to anything of value to which he was already entitled. Executive further acknowledges that he has been advised by this writing, as required by the ADEA and the Older Workers Benefit Protection Act, that: (a) his waiver and release does not apply to any rights or claims that may arise after the date he signs

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this Agreement; (b) he should consult with an attorney prior to signing this Agreement (although he may voluntarily decide not to do so); (c) he has twenty-one (21) days to consider this Agreement (although he may choose voluntarily to sign this Agreement sooner); (d) he has seven (7) days following the date he executes this Agreement to revoke this Agreement; (e) this Agreement will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after Executive signs this Agreement provided that he does not revoke it (the “Second Release Effective Date”). If Executive revokes this Agreement before the Second Release Effective Date, Executive will not be entitled to the Separation Benefits under the Separation Agreement. Nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.
c.    Excluded Claims. Notwithstanding the broad scope of the general release, the following are not included in the Released Claims (the “Excluded Claims”): (i) any rights or claims for indemnification or advancement, Executive may have pursuant to any written indemnification agreement with the Company or any of its affiliates to which Executive is a party, or the charter, bylaws, or operating agreements of the Company or any of its affiliates, or under applicable law; (ii) any rights that, as a matter of law, whether by statute or otherwise, may not be waived, such as claims for workers’ compensation benefits or unemployment insurance benefits; however, to the extent permitted by law, Executive waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on any Excluded Claims in which any of the Released Parties is a party; (iii) any rights to welfare, retirement, 401(k), vacation pay, or pension benefits that Executive or his beneficiaries may have; and (iv) any rights arising under, or preserved by, this Agreement. In addition, nothing in this Agreement prevents Executive from filing a charge or complaint, reporting to, cooperating with, communicating with, or participating in any proceeding before the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the United States Department of Labor, the National Labor Relations Board, or other similar state or local agency (the “Government Agencies”), or from exercising any rights pursuant to Section 7 of the NLRA, or from taking any action protected under

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the whistleblower provisions of any federal securities law (all the activities described in this sentence being “Protected Activities”), none of which activities shall constitute a breach of the release, cooperation, non-disparagement or confidentiality clauses of this Agreement. Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any Parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement.
d.    Representations. By his signature below, Executive represents that: (a) the consideration given to him in exchange for the waiver and release in this Agreement is in addition to anything of value to which he was already entitled; (b) Executive has been provided by the Company all wages, severance, vacation, benefits, commissions, bonuses, expense reimbursements, or other amounts owed to Executive by the Company, other than amounts and other benefits to which he has a right under the terms of this Agreement and that have not yet been provided; (c) Executive has not been denied any request for leave to which he believes he was legally entitled, and Executive was not otherwise deprived of any of his rights under the FMLA or any similar state or local statute; (d) Executive is knowingly and voluntarily executing this Agreement waiving and releasing any claims he may have as of the date he executes it; and (e) he has not assigned or transferred, or purported to assign or transfer, to any person, entity, or individual whatsoever, any of the Released Claims. Executive affirms that he has not filed or caused to be filed, and is not presently a party to, a Released Claim against any of the Released Parties. Executive further affirms that he has no known workplace injuries or occupational diseases for which Executive has not already filed a claim. Executive represents and warrants that he has not willfully engaged in conduct that would constitute fraud or material dishonesty with respect to his job duties for the Company.2.    Claims by the Company. The Company represents as of the date of this Release, that none of Douglas L. Becker , Robert Zentz, Eilif Serck-Hanssen , nor Ricardo Berckemeyer are currently aware of any

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claim that the Company, or any other Released Party, may have against Executive that arises out of or in any way relates to events, acts, conduct, or omissions occurring at any time up to and including the date of this Release, other than claims or rights arising under, or expressly preserved by, Separation Agreement.
3.    The Parties each reaffirm their obligations as set forth in, or described in, the Separation Agreement, including without limitation in Sections 6, 7, 8, 9, 11 and 12 of that Agreement.
4.    Countersignature by the Company. This Release will be null and void if not countersigned by the Company, and returned to Executive, within fourteen (14) days after the Second Release Effective Date.
5.    Signatures. This Release may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Signatures delivered by facsimile (including, without limitation, by “pdf”) shall be effective for all purposes.
[signatures appear on next page]

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“EXECUTIVE”                    “COMPANY”

TIMOTHY DANIELS                LAUREATE EDUCATION, INC.

/s/ Timothy Daniels                    /s/ Douglas L. Becker

Date:____________________________        By: Douglas L. Becker
Title: Chairman and CEO
Date:____________________________